Exhibit 99.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021, in the Registration Statement on Amendment No. 4 to Form F-4 and the related prospectus of ETORO GROUP LTD., with respect to the consolidated financial statements of ETORO GROUP LTD.

November 12, 2021	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global